                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               January 30, 1998
                      (Date of earliest event reported)

                               K N Energy, Inc.
               (Exact Name of Registrant as specified in charter)



        Kansas                       1-6446                48-0290000
(State of Incorporation)          (Commission            (IRS Employer
                                  File Number)         Identification No.)


                            370 Van Gordon Street
                               P.O. Box 281304
                        Lakewood, Colorado 80228-8304
         (Address of principal executive offices, including Zip code)


                                (303) 989-1740
             (Registrant's telephone number, including area code)

Item 7. Financial Statements.

(b) Unaudited Pro Forma Consolidated Financial Statement

        An unaudited pro forma condensed statement of income for the year ended December 31, 1998 and related notes are included herein.

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        K N Energy, Inc.

                                        By:    /s/ Martha B. Wyrsch
                                               -----------------------------
                                        Name:  Martha B. Wyrsch
                                        Title: Vice President, General Counsel
                                                 and Secretary

Date:   April 16, 1999

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma financial statement gives effect to
(i) KN Energy, Inc's ("K N") acquisition of MidCon Corp. ("MidCon") from Occidental Petroleum Corporation ("Occidental") (the "Acquisition"), (ii) the March 1998 sale by K N of 12.5 million shares of common stock in an underwritten public offering, (the "Equity Offering"), (iii) the March 1998 underwritten public offering of an aggregate principal amount of $2.35 billion of senior notes of varying maturities (the "Debt Offerings"), (iv) the April 1998 underwritten public offering of $175 million principal amount of 7.63% capital securities (the "Capital Securities Offering"), (v) the November 1998 underwritten public offering of $400 million senior notes (the "Senior Notes Offering") and (vi) the November 1998 underwritten public offering of 9,310,000 units of Premium Equity Participating Units (the "PEPS Units Offering"). The unaudited pro forma condensed statement of income for the year ended December 31, 1998 assumes that the Acquisition, the Equity Offering, the Debt Offerings, the Capital Securities Offering, the Senior Notes Offering and the PEPS Units Offering occurred at January 1, 1998. A pro forma balance sheet has not been included because K N's December 31, 1998 consolidated balance sheet included in its 1998 Annual Report on Form 10-K reflects the impact of the events indicated above. The Acquisition was recorded as a purchase for accounting purposes and, accordingly, the assets acquired and liabilities assumed have been reflected at their estimated respective fair market values.

        The unaudited pro forma financial statement should be read in conjunction with the historical financial statements of K N and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in K N's 1998 Annual Report on Form 10-K and the historical financial statements of MidCon included in K N's Report on Form 8-K/A dated February 12, 1998. The unaudited pro forma condensed statements of income is not necessarily indicative of the financial results that would have occurred had the Acquisition, the Equity Offering, the Debt Offerings, the Capital Securities Offering, the Senior Notes Offering and the PEPS Units Offering been consummated on the date indicated, nor are they necessarily indicative of future financial results.

     The pro forma adjustments are based on preliminary assumptions and estimates made by K N's management and do not reflect adjustments for anticipated operating efficiencies and cost savings which K N expects to achieve after December 31, 1998 as a result of the Acquisition. The actual allocation of the consideration paid by K N for MidCon may differ from that reflected in the unaudited pro forma combined condensed financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed.

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  HISTORICAL                   PRO FORMA
                                            ----------------------    ---------------------------
                                            K N ENERGY    MIDCON*     ADJUSTMENTS       COMBINED
                                            ----------    --------    -----------      ----------
Operating Revenues........................  $4,387,843    $268,055                     $4,655,898
                                            ----------    --------                     ----------
Operating Costs and Expenses:
  Gas Purchases and Other Costs of
     Sales................................   3,400,044     194,382                      3,594,426
  Operations and Maintenance..............     390,883      28,200     $   (400)(b)       418,683
  Depreciation and Amortization...........     195,916      13,174         (254)(c)       208,836
  Taxes, Other Than Income Taxes..........      50,686       3,754                         54,440
  Merger-related Costs....................       5,763                                      5,763
                                            ----------    --------     --------        ----------
          Total Operating Costs and
            Expenses......................   4,043,292     239,510         (654)        4,282,148
                                            ----------    --------     --------        ----------
Operating Income..........................     344,551      28,545          654           373,750
                                            ----------    --------     --------        ----------
Other Income and (Deductions):
  Interest Expense........................    (247,180)    (22,443)     (17,263)(d)      (278,421)
                                                                          1,128(e)
                                                                          4,479(f)
                                                                          2,858(g)

  Minority Interests......................     (16,167)       (162)      (4,280)(g)       (20,609)
  Other, Net..............................      17,057       1,250       (1,126)(e)        16,390
                                                                           (137)(h)
                                                                            (20)(g)
                                                                           (634)(a)
                                            ----------    --------     --------        ----------
Total Other Income and (Deductions).......    (246,290)    (21,355)     (14,995)         (282,640)
                                            ----------    --------     --------        ----------
Income Before Income Taxes................      98,261       7,190      (14,341)           91,110
Income Taxes..............................      38,272       2,660       (5,677)(i)        35,255
                                            ----------    --------     --------        ----------
Net Income................................      59,989       4,530       (8,664)           55,855
Less -- Preferred Stock Dividends.........         350          --                            350
                                            ----------    --------     --------        ----------
Earnings Available For Common Stock.......  $   59,639    $  4,530     $ (8,664)       $   55,505
                                            ==========    ========     ========        ==========
Diluted Earnings Per Common Share.........  $     0.92                                 $     0.81
Number of Shares Used in Computing Diluted
  Earnings Per Common Share...............      64,636                    3,544(f)         68,180
Dividends Per Common Share................  $     0.76                                 $     0.76**

---------------
* Represents MidCon's results of operations for January 1998. MidCon's results of operations for the eleven months ended December 31, 1998 are included in K N's historical results of operations.

** Represents K N's historical dividends per common share

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

     (a) To record the amortization of issuance costs of the Senior Notes Offering.

     (b) To record the pro forma effect of the removal of the administrative expenses associated with the termination of MidCon's Employee Stock Ownership Plan instituted in November 1996.

     (c) The pro forma adjustment to depreciation and amortization consists of the following (in thousands):

  Elimination of MidCon's historical
     depreciation and amortization............     $(13,174)
  K N's recomputed depreciation and
     amortization*............................       12,920
                                                   --------
          Total...............................     $   (254)
                                                   ========

---------------
* The depreciation and amortization is calculated on a property, plant and equipment balance that includes a gas plant acquisition adjustment of approximately $3.9 billion which represents the excess of the estimated fair market value of MidCon's interstate pipeline assets over their recorded historical cost for regulatory purposes, amortized over 36 years (approximately the estimated remaining life of MidCon's interstate pipeline assets).

     (d) The pro forma adjustment to interest expense consists of the following (in thousands):

      Elimination of MidCon's historical interest expense on
         its ESOP Note........................................     $ (9,183)
      Elimination of MidCon's historical interest expense on
         its $1.6 billion payable to Occidental...............      (10,533)
      Interest Expense at 6.78% on the Debt Offerings.........       30,120
      Interest Expense at 5.8% on the Substitute Note.........        6,739
      Interest Expense at 6.45% on $400 million of long-term
         debt from the Senior Notes Offering..................       22,831
      Interest savings associated with the repayment of $329.2
         million outstanding under the 1997 Credit
         Agreement............................................       (1,860)
      Interest savings associated with repayment of short-term
         borrowings using proceeds from the Senior Notes
         Offering.............................................      (21,248)
      Fee for letter of credit at .625% used to collateralize
         the Substitute Note..................................          397
                                                                   --------
              Total...........................................     $ 17,263
                                                                   ========

     (e) To eliminate facility fees and interest income associated with MidCon's participation in a sale of receivables facility, which participation terminated concurrently with closing of the Acquisition.

     (f) To record the issuance of 18,750,000 shares of Common Stock and the interest income associated with the U.S. government securities purchased with the net proceeds from the Equity Offering.

     (g) To record distribution expense, amortization of issuance costs and the interest income associated with the U.S. government securities purchased with the net proceeds from the Capital Securities Offering.

     (h) To record the amortization of issuance costs of the Debt Offerings.

     (i) Represents the tax effect at the effective rate (equal to (i) the statutory federal income tax rate plus (ii) the statutory state income tax rate, net of federal income tax benefit) for all pre-tax pro forma adjustments not representing permanent book/tax differences.